FOR IMMEDIATE RELEASE

Arkona Contact:                             CCG Investor Relations Contact:
Dave Jenkins                                Mark Collinson
ARKONA, Inc.                                CCG Investor Relations
801-501-7109                                310-477-9800
dave.jenkins@ARKONA.com                     mark.collinson@ccgir.com

                 ARKONA POSTS THIRD QUARTER FISCAL 2007 RESULTS
                 Pace of Sales Wins Increased During the Quarter
          Conference Call Scheduled for Today, 12:00 noon Eastern Time

Salt Lake City, Utah. February 13, 2007. Arkona, Inc. (OTCBB: ARKN), a leader in supplying fully integrated on-demand business management solutions to automotive and powersports dealerships, today announced financial results for its fiscal third quarter ending December 31, 2006. Financial information for the third quarter of fiscal year ending December 31, 2005 contained in this press release has been restated as described on Form 8-K, filed August 11, 2006.

Highlights for the third fiscal quarter and nine months ended December 31, 2006 included:

     o Sales increased 30% over the quarter ended December 31, 2005, as the Company's sales funnel yielded increased business wins at a faster pace than during the previous quarter;

     o Gross profit rose to $1.7 million from $1.3 million during the same quarter in the prior year;

     o Operating cash flows increased to $1.2 million for the nine month period ending December 31, 2006 from $0.6 million in the nine month period ending December 31, 2005. Cash and cash equivalents totaled $1.1 million at December 31, 2006 compared to $0.6 million at March 31, 2006.

     o The Arkona ASP solution was installed at 736 U.S. dealer "rooftops" (defined as a single dealer location that may include dealership franchises for one or more manufacturers) at the end of December 2006, up from 539 at the end of December last year. Sixty-five new rooftops were added in the December quarter.

     o High-margin, reoccurring support revenues accounted for 57% of total revenues for the quarter compared to 56% of revenues for the same quarter in the prior year.

     o The Company completed its integration and certification process with VW/Audi, enhancing its dealer management system available to over 1,000 VW/Audi dealers. The Company also developed integration with Gulf States Toyota and its more than 150 affiliated dealerships. The Company also won a contract to provide management software and services for two BMW service centers.

     o   The Company  launched its eMail Sync and Reflections  software that add
         customer  email   relationship   management  and  document   management
         solutions respectively to the Arkona suite of services.

Third Quarter Ended December 31, 2006

For the quarter ending December 31, 2006, total revenues increased to $3.5 million compared to $2.7 million in the quarter ending December 31, 2005. The increase reflects Arkona's further penetration of the dealer management system market and the resulting increase in installation, maintenance and service, consulting and hardware sales revenue streams. Gross profit increased 33%, from $1.3 million in the quarter ended December 31, 2005 to $1.7 million in the third quarter ended December 31, 2006.

Total operating expenses increased 35% in the third quarter ending December 31, 2006, to $1.2 million compared to $0.9 million in the corresponding 2005 period. The increases in operating costs compared to the prior year were due to a number of factors including increases in the Company's sales and marketing expenses, research and development expenses related to software development, and the costs of stock option compensation in compliance with SFAS 123(R).

Net income before taxes for the quarter was $0.35 million compared to $0.17 million in the same period a year ago. After accounting for income tax benefits of $.12 million and $0.24 million in the quarters ended December 31, 2006 and 2005, respectively, net income was $0.48 million in the quarter ending December 31, 2006, compared to $0.41 million in the same quarter in the prior year. Fully diluted earnings per share were $0.012 for the quarter ended December 31, 2006 compared to $0.010 in the same quarter last year.

Nine Months Ended December 31, 2006

For the nine months ending December 31, 2006, total revenues increased to $9.6 million from $7.9 million in the nine months ending December 31, 2005, an increase of 21%. Gross profit increased 22%, from $3.8 million in the nine months ended December 31, 2005 to $4.6 million in the nine months ended December 31, 2006. Total operating expenses increased 34% in the nine months ending December 31, 2006, to $4.2 million compared to $3.2 million in the corresponding 2005 period. Income before taxes for the nine month period was $0.42 million compared to $0.63 million in the same period a year ago. After accounting for income tax benefits of $.16 million in the nine month period ending December 31, 2006, and $0.86 million in the nine month period ended December 31, 2005, respectively, net income was $0.59 million in the nine month period ending December 31, 2006, a decrease from $1.5 million posted in the same nine month period in the prior year. Fully diluted earnings per share were $0.015 for the nine months ended December 31, 2006 compared to $0.038 in the same period last year.

Arkona's Chief Executive Officer, Alan Rudd, commented, "The rate at which we continue to add market share increased markedly this quarter. Customers began to make decisions more rapidly as the competitive environment became clearer and dealers were able to confirm that the Arkona offering still represented the best value once they had considered all options. The investment we made in R&D and sales and marketing infrastructure, particularly during fiscal 2007 has added to our operating costs, but it was vindicated by our ability to close and execute on the increased flow of orders. As we enter our fourth fiscal quarter, sales momentum continues to be strong and we are confident in our ability to service our increased base of business and prospects."

Conference call and webcast scheduled for today, 12:00 noon Eastern Time

Alan Rudd, Chairman and Chief Executive Officer, and Lee Boardman, Chief Financial Officer, are scheduled to discuss results for the 2007 third quarter, ended December 31, 2006, in a conference call and webcast on Tuesday, February 13, at 10:00 a.m. Mountain Time (9:00 a.m. Pacific; 12:00 noon. Eastern).

To participate in Arkona's conference call live by telephone, please dial (800) 262-1292 (toll-free/domestic) or (719) 457-2680 (toll/international) approximately ten to fifteen minutes prior to the start time for registration, and reference the conference code 5374766. A webcast of the event can also be monitored by clicking on the webcast link on the Company's Web site, on the Investors Information page, at: http://www.ARKONA.com/company/investors.php.

About Arkona, Inc. Founded in 1996, Arkona is a leading supplier of fully integrated business management solutions for automotive and powersports dealerships. The Company's industry-leading application service provider or ASP model provides state-of-the-art technology and high-level technical support and training at low cost. The Company serves dealerships representing every major car manufacturer throughout all regions of the United States. Arkona's Dealer Management System (DMS) also leads the market in technologically superior e-business solutions for automotive dealers that fully integrate back-office systems with a retail Web presence. Arkona's DMS supports all major back-office functions including accounting, payroll and sales management. The Arkona DMS is based on flexible, industry standard technology. For more information visit the company's Web site at www.ARKONA.com.

Forward-Looking Statements
--------------------------
This news release contains forward-looking statements made in reliance upon the safe harbor provision of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by these statements. Forward-looking statements may include statements addressing future financial and operational results of the company. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that revenue will not grow in fiscal 2007, as expected, because of the entry of new competitors into the market or the intensification of competition generally, continued slowing of our sales cycle, factors harming the economy generally or automobile dealers specifically, operational or intellectual property issues and other factors, and the risk that net profits will not expand or that the company will cease to be profitable because of potential decreases in gross margins as competition expands, potential increases in travel, labor and hosting expenses, and unexpected litigation or transactional expenses. In addition, other risks are identified in the company's most recent Annual Report on Form 10-KSB, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

                            (financial tables follow)

                                  ARKONA, INC.

                            Condensed Balance Sheets

                                                31-Dec-06        31-Mar-06
                                                (Un-audited)     (Audited)
                                                ------------    ------------
 ASSETS

      Current Assets:
        Cash and cash equivalents               $  1,100,739    $    570,766
        Accounts receivable, net of allowance        994,078         904,001
        Prepaid expenses                              95,391          73,693
        Notes receivable - current portion           104,359          77,324
        Other                                         15,142           1,899
                                                ------------    ------------
     Total Current Assets                          2,309,709       1,627,683
                                                ------------    ------------
     Property & Equipment, net of
        accumulated depreciation                     739,065         623,505
                                                ------------    ------------
     Other Assets:
        Deferred tax assets                        1,785,000       1,560,000
        Capitalized software costs, net of
             accumulated amortization              1,495,319       1,215,041
        Other intangible assets, net of
           accumulated amortization                  233,042         233,042
        Security deposits                             44,400          75,690
        Long-term notes receivable                    34,955          40,192
                                                ------------    ------------
     Total Other Assets                            3,592,716       3,123,965
                                                ------------    ------------
TOTAL ASSETS                                    $  6,641,490    $  5,375,153
                                                ============    ============

LIABILITIES & STOCKHOLDERS' EQUITY

     Current Liabilities:
        Accounts payable                        $    119,369    $    159,901
        Accrued liabilities                          460,928         411,230
        Deferred revenue - current portion           735,704         434,019
        Note payable - related party                  50,000          50,000
        Notes payable - current portion              108,859          62,563
                                                ------------    ------------
     Total Current Liabilities                     1,474,860       1,117,713
                                                ------------    ------------

     Long-term Notes Payable                         203,423         166,123
     Long-term Deferred Revenue                      273,562         287,743
                                                ------------    ------------
     Total Liabilities                             1,951,845       1,571,579
                                                ------------    ------------
     Stockholders' Equity:
        Preferred stock ($.001 par value)                575             575
        Common stock ($.001 par value)                32,658          32,490
        Additional paid in capital                23,773,926      23,479,767
        Unearned compensation                         (5,848)
        Accumulated deficit                      (19,117,514)    (19,703,410)
                                                ------------    ------------
     Total Stockholders' Equity                    4,689,645       3,803,574
                                                ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $  6,641,490    $  5,375,153
                                                ============    ============


                                  ARKONA, INC.

                       Condensed Statements of Operations

                                         Three Months Ended              Nine Months Ended
                                     ---------------------------    ---------------------------
                                      31-Dec-06      31-Dec-05       31-Dec-06      31-Dec-05
                                     (Un-audited)   (Un-audited     (Un-audited)   (Un-audited
                                                    and Restated)                  and Restated)
                                     ------------   ------------    ------------   ------------
Revenues                             $  3,472,421   $  2,663,613    $  9,578,304   $  7,945,867

Cost of Sales                           1,793,507      1,398,111       4,952,696      4,161,919
                                     ------------   ------------    ------------   ------------
Gross Profit                            1,678,914      1,265,502       4,625,608      3,783,948
                                     ------------   ------------    ------------   ------------
Operating Expenses:
     Sales, marketing & general
         administrative                 1,160,518        862,443       3,576,919      2,423,842
     Research and development             170,808        230,212         643,190        728,725
                                     ------------   ------------    ------------   ------------
Total Operating Expenses                1,331,326      1,092,655       4,220,109      3,152,567
                                     ------------   ------------    ------------   ------------

Operating Income                          347,588        172,847         405,499        631,381

Other Income (Expense)                      2,956         (1,470)         19,218         (5,155)
                                     ------------   ------------    ------------   ------------

Net Income Before Taxes                   350,544        171,377         424,717        626,226

Income Tax Benefit                        124,779        235,980         161,179        862,292
                                     ------------   ------------    ------------   ------------

Net Income                           $    475,323   $    407,357    $    585,896   $  1,488,518
                                     ============   ============    ============   ============


Basic Earnings per Common Share:
     Operating Income                $      0.011   $      0.005    $      0.012   $      0.020
     Net Income                      $      0.015   $      0.013    $      0.018   $      0.046
     Ave. Shares Outstanding           32,577,659     32,321,572      32,527,223     32,241,460

Diluted Earnings per Common Share:
     Operating Income                $      0.011   $      0.004    $      0.010   $      0.016
     Net Income                      $      0.012   $      0.010    $      0.015   $      0.038
     Ave. Shares Outstanding           39,248,162     39,540,512      39,411,379     39,213,350

                                  ARKONA, INC.

                       Condensed Statements of Cash Flows

                                                   Nine Months Ended
                                               --------------------------
                                                31-Dec-06      31-Dec-05
                                               (Un-audited)   (Un-audited
                                                                  and
                                                               Restated)
                                               -----------    -----------
Cash Flows Provided By Operating Activities:
     Net income                                $   585,896    $ 1,488,518
     Adjustments to reconcile net income
         to net cash provided by
         operating activities:
         Depreciation and amortization             467,726        359,797
         Bad debt expense                           87,079         20,500
         Loss on asset disposition                   2,051            623
         Stock-based compensation                  226,275          3,340
         Deferred income tax                      (225,000)      (862,292)
         Changes in assets & liabilities:
              Accounts receivable                 (177,156)      (243,271)
              Prepaid expense                      (21,698)       (57,109)
              Security deposits                     31,290         13,205
              Notes receivable                     (21,798)       (64,951)
              Other assets                         (13,243)         3,499
              Accounts payable                     (40,532)         3,809
              Accrued liabilities                   49,698         48,396
              Deferred revenue                     287,504        (67,986)
                                               -----------    -----------
Net Cash Provided By Operating Activities        1,238,092        646,078
                                               -----------    -----------
Cash Flows Used In Investing Activities:
     Additions to equipment                       (318,205)      (320,555)
     Software development costs                   (547,410)      (244,457)
                                               -----------    -----------
Net Cash Used In Investing Activities             (865,615)      (565,012)
                                               -----------    -----------
Cash Flows Provided By Financing Activities:
     Proceeds from issuance of common stock         73,900         48,856
     Proceeds from notes payable                    83,596        153,641
                                               -----------    -----------
Net Cash Provided By Financing Activities          157,496        202,497
                                               -----------    -----------

Net Increase in Cash and Cash Equivalents          529,973        283,563

Beginning Cash Balance                             570,766        141,179
                                               -----------    -----------
Ending Cash Balance                            $ 1,100,739    $   424,742
                                               ===========    ===========